Exhibit 10.41A

THIS NOTE, AND THE SHARES OF PREFFERED STOCK ISSUABLE UPON CONVERSION HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE REOFFERED, SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (1) REGISTRATION UNDER SUCH ACT OR LAWS OR (2) AN OPINION OF COUNSEL FOR THE COMPANY OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

AVALON PHARMACEUTICALS, INC.
UNSECURED CONVERTIBLE PROMISSORY NOTE

$6,000,000
February 4, 2005 (the “First Closing Date”)
February 24, 2005 (the “Second Closing Date”)
February 4, 2006 (the “Maturity Date”)

FOR VALUE RECEIVED, Avalon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), promises to pay to the order of the payees listed as of the First Closing Date or as of the Second Closing Date on Exhibit A (each a “Payee” and collectively, the “Payees”), at the address and in the pro rata amount of each Payee listed on Schedule A, or at such other place as a Payee may designate in writing, the aggregate principal sum of Six Million Dollars ($6,000,000), or so much thereof as shall be advanced (the “Principal Amount”) on the terms set forth below. Interest on the unpaid principal balance shall accrue at a rate of fifteen percent (15%) per annum from the First Closing Date through and until the earlier of the Second Closing Date or February 24, 2005 and thereafter at a rate of eight percent (8%) per annum. All interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. All payments of interest and principal hereunder shall be made in U.S. currency. In addition, as further inducement for the loan, the Company shall deliver a Warrant(s) to the Payees representing a right to purchase certain Capital Stock in the Company on the terms and conditions described below.

     This Note is made in connection with that certain Summary of Term Sheet dated as of February 1, 2005 prepared by Company and delivered to Payees (the “Term Sheet”). This Note shall be an unsecured obligation of the Company, ranking pari passu with all other unsecured obligations of the Company.

     1. Definitions. Capitalized terms not defined herein shall have the same meaning as set forth in the Term Sheet. The following terms shall have the meanings herein specified:

     “Capital Stock” means any of the current or future authorized class or series of capital stock of the Company.

     “Conversion Notice” shall have the meaning set forth in Section 2(a).

     “Conversion Price” shall mean the per share price(s) at which all of the Principal Amount plus all accrued interest thereon is converted or convertible pursuant to Section 2, and in all cases as adjusted pursuant to Section 2(d).

     “Conversion Shares” means the shares of Series C Preferred, or such other shares of Capital Stock, issuable upon conversion of this Note.

     “Event of Default” means an event specified in Section 4 hereof.

     “Future Equity Securities” shall have the meaning set forth in Section 2(a).

     “Holder” means the Payee, and each endorsee, pledgee, assignee, owner and holder of this Note, as such. Notwithstanding the foregoing, the Company may treat the registered holder of this Note as the Holder for all purposes.

     “Liquidity Event” means as such is defined in the Company’s Amended and Restated Certificate of Incorporation.

     “Principal Amount” shall have the meaning set forth in the initial paragraph.

     “Person” means an individual, trust, partnership, firm, association, corporation or other organization or a government or governmental authority.

     “Qualified Financing” shall mean a sale of equity securities or convertible debt securities, including pursuant to an initial public offering, a Future Equity Financing or an offering of Series C Stock in the Company, by the Company (or a successor in the event of a Liquidity Event) for an aggregate cash purchase price of not less than $7,500,000 (including the amount resulting from the conversion of this Note). Securities issued pursuant to the conversion of the Note shall be on the same terms and have the same liquidation and other preferences as all securities issued in a Qualified Financing.

     “Series C Preferred Stock” shall mean a newly created preferred stock of the Company with terms and conditions substantially similar to the Company’s existing Series B Convertible Preferred Stock except that the Series C Preferred Stock shall rank senior to all current preferred stock of the Company including but not limited to the Series B Convertible Preferred Stock.

     “Warrant” shall have the meaning set forth in Section 3(d).

     Words of one gender include the other gender; the singular includes the plural; and the plural includes the singular, unless the context otherwise requires.

     2. Conversion of the Note.

     (a) Election to Convert. Immediately upon the receipt by the Company of a written request (or at such other time or upon the occurrence of any event specified in such request) signed by holders of at least a majority of the aggregate principal amount of this outstanding Note (“Conversion Notice”), or in the event of a closing of a Qualified Financing, the entire Principal Amount of, and accrued and unpaid interest on, this Note, shall automatically be converted into shares of either:

     (i) the Company’s Series C Preferred Stock; the number of shares of Series C Preferred Stock to be issued to the Holder upon such conversion shall be equal to the quotient obtained by dividing (i) the entire Principal Amount of this Note plus accrued and unpaid interest hereon by (ii) 100% of the Series C Preferred Stock Redemption Price (as such term is defined in the Series C Certificate) (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of Series C Preferred or Capital Stock subsequent to the date of such sale or issuance); or

     (ii) the Company’s equity securities (the “Future Equity Securities”) issued and sold at the close of any future equity financing of the Company in single transactions or series of related transactions consummated within any 180-day period yielding gross proceeds to the Company of at least $7,500,000 in the aggregate, including conversion of the Notes ( “Future Equity Financing”); the number of shares of any Future Equity Securities to be issued to the Holder upon such conversion shall be equal to the quotient obtained by dividing (i) the entire Principal Amount of this Note plus accrued and unpaid interest hereon by (ii) 100% of the price per share of the Future Equity Securities, and the issuance of such shares upon such conversion shall be upon the terms and subject to the conditions applicable to such Future Equity Financing (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of said Future Equity Securities or Capital Stock subsequent to the date of such sale or issuance).

          (b) Delivery of Conversion Shares. The Capital Stock issued on conversion of this Note (the “Conversion Shares”) shall be delivered as follows: As promptly as practicable after conversion, the Company shall deliver to Holder, or to such person or persons as are designated by Holder in the Conversion Notice, a certificate or certificates representing the number of shares of Capital Stock into which this Note or portion thereof is to be converted in such name or names as are specified in the Conversion Notice, together with, in the case of conversion of the entire remaining principal balance hereof, any cash payable in respect of a fractional share. Such conversion shall be deemed to have been effected at the close of business on the date when this Note shall have been surrendered to the Company for conversion, so that the person entitled to receive such Conversion Shares shall be treated for all purposes as having become the record holder of such Conversion Shares at such time.

          (c) Reservation of Shares. The Company agrees that, during the period within which this Note may be converted, the Company will at all times have authorized and in reserve, and will keep available solely for delivery upon the conversion of this Note, Capital Stock and other securities and properties as from time to time shall be receivable upon the conversion of this Note, free and clear of all restrictions on issuance, sale or transfer other than those imposed by law and free and clear of all pre-emptive rights. The Company agrees that the Conversion Shares shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-passessable, and the Company will take all such action as may be necessary to assure that the stated value or par value per share of the Conversion Shares is at all times equal to or less than the Conversion Price.

          (d) Protection Against Dilution.

          (A) In the event of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation) or any sale, lease or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, in either case while any principal or accrued interest remains outstanding under this Note, then such successor, leasing or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Capital Stock for which this Note might have been converted immediately prior to such consolidation, merger, sale, lease or conveyance, (ii) make effective provision in its articles of incorporation or otherwise, if necessary, in order to effect such agreement, and (iii) set aside or reserve, for the benefit of the Holder, the stock, securities, property and cash to which the Holder would be entitled upon conversion of this Note.

          (B) In the event of any reclassification or change of the Capital Stock into which this Note may be converted (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in the event of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Capital Stock into which this Note may be converted (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), in either case while any principal or accrued interest remains outstanding under this Note, then the Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Capital Stock for which this Note might have been converted immediately prior to such reclassification, change, consolidation or merger.

          (C) If, subsequent to any issuance of Future Equity Securities including but not limited to the issuance of a Series C Preferred Stock upon which the calculation of the Conversion Price is based and while any principal or accrued interest remains outstanding under this Note, the Company distributes to holders of such class or series of Capital Stock any assets (excluding ordinary cash dividends) or debt securities or any rights or warrants to purchase debt securities, assets or other securities, the Conversion Price shall be adjusted in accordance with the formula:

C1 = Cx [(O x M) - F]

O x M

               where:

               C1 = the adjusted Conversion Price.

               C = the Conversion Price prior to adjustment pursuant to this subsection.

               M = the fair market value per share of such class or series of Capital Stock before the record date mentioned below, as reasonably determined by the Company’s Board of Directors with the advice of the Company’s investment banker.

               O = the number of shares of such class or series of Capital Stock outstanding on the record date mentioned below.

               F = the fair market value on the record date of the aggregate of all assets, securities, rights or warrant distributed, as reasonably determined by the Company’s Board of Directors with the advice of the Company’s investment banker.

               The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

               The above provisions of this Section 2 shall similarly apply to successive reclassifications and changes of Capital Stock and to successive consolidations, mergers, sales, leases or conveyances.

               Notice of such consolidation, merger, sale, distribution, reclassification or reorganization and of such provisions so proposed to be made, shall be mailed to the Holder not less than fifteen (15) days prior to such event.

     3. Payment of this Note - Principal and Interest and Warrant

          (a) Maturity Date. All principal and interest that has not been converted into Capital Stock pursuant to Section 2 above or paid earlier as a result of an Event of Default pursuant to Section 4 below, shall be due and payable on the “Maturity Date” which is the one year anniversary of the First Closing Date of this Note, and shall be automatically converted into Series C Preferred Stock pursuant to Section 2 except that the convertible per share price to be used in the conversion formula set forth in Section 2 shall be the fair market value of the Series C Preferred Stock as determined in good faith by the Board of Directors, as may be adjusted by Section 2(d) above and, in addition to any outstanding interest, the holders of the Note shall be entitled to receive two times the outstanding principal amount of this Note.

          (b) Payment on an Event of Default. If an Event of Default occurs and is continuing, then the Payees of this Note may, by written notice to the Company, declare this Note immediately due and payable and demand immediate conversion of all principal and interest that has not been converted into Capital Stock pursuant to Section 2 above, and, at any time thereafter, the Holder may proceed to cause such unconverted principal and accrued interest to be converted in accordance with the terms and conditions of this Note. If the Event of Default is a Liquidity Event not involving a Qualified Financing prior to the Maturity Date, in addition to any outstanding interest, the holders of the Note shall be entitled to receive two times the outstanding principal amount of this Note and demand immediate conversion.

          (c) No Prepayment. This Note shall not be prepayable in whole or in part buy may be convertible as set forth herein.

          (d) Warrant. Upon the occurrence of each draw of funds by the Company pursuant to this Note, the Company will issue to each Payee a five year warrant to purchase, on a pro rata basis, that amount of Capital Stock of the Company equal to 50% of the amount drawn hereunder. The Capital Stock available for purchase under the Warrant shall either be Series C Preferred Stock or Future Equity Securities. Depending upon what is offered by the Company in its next equity financing, the exercise price of the Warrant shall equal either the (i) initial per share price of the Series C Preferred Stock or (ii) the initial per share price of the Future Equity Securities. The Warrant shall be in a form substantially similar to that set forth at Exhibit A. The Company and Payees agree that the cumulative fair market value (“FMV”) of the aggregate warrant granted as inducement to the granting of the loan is nominal given market conditions and the financial condition of the Company. The parties agree that this nominal value is equal to $10,000 for the aggregate warrant. The parties agree that this FMV shall be used for all purposes including financial statements and tax reporting until required to do otherwise by either a government agency or their respective auditors.

     4. Events of Default. The existence of any of the following conditions shall constitute an Event of Default:

          (a) Commencement of proceedings under any bankruptcy or insolvency law or other law for the reorganization, arrangement, composition or similar relief or aid of debtors or creditors if such proceeding remains undismissed and unstayed for a period of 60 days following notice to the Company by the Holder.

          (b) If the Company shall dissolve, liquidate or wind up its affairs or sell substantially all of its assets or such other Liquidity Event.

          (c) One or more final judgments are entered against the Company involving aggregate unpaid liability not covered by insurance in excess of $1,000,000, and such amounts are not paid in full within 30 days.

          (d) Attachment or similar process of execution is levied against a material portion of the Company’s assets and such process is not terminated and any orders issued pursuant thereto canceled within 90 calendar days.

          (e) The Company is in material breach of any provision of this Note, which breach (other than a breach described in Section 4(a) above) continues for more than 30 calendar days following notice to the Company by the Holder.

          5. Representations and Warranties of the Company. The Company hereby represents and warrants the following as of the date hereof, and as of the date of each subsequent borrowing:

          (a) Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify is reasonably likely to have a material adverse effect on its business or its properties.

          (b) Authorization. All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution and delivery of this Note and the Warrants, and performance of all obligations of the Company hereunder and thereunder, has been or shall be taken prior to the Closing, and this Note and the Warrants, when executed and delivered, shall constitute the valid and legally binding obligations of the Company, enforceable in accordance with their terms.

          (c) Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any third party or any federal, state or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated herein, other than consents of the Company’s Board, current shareholders and M & T Bank.

          (d) No Conflicts. Neither the execution and delivery of this Note and the Warrants, by the Company nor the consummation by the Company of the transactions contemplated herein will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation, as amended or Bylaws of the Company, (ii) violate in any material respect any statute, rule, regulation, order, writ, injunction, decree or arbitration award applicable to the Company or its assets, or (iii) breach in any material respect any other material agreement, undertaking, contract, or security agreement to which the Company is subject.

     6. Representations and Warranties of the Payees. Each Payee represents and warrants to the Company as follows:

          (a) Investment. It is acquiring this Note to be delivered by the Company to it, the Warrants to be issued by the Company to it, and any equity in the Company which it may receive therefrom as result of conversion, for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”). It understands that this Note, the Warrants to be issued by the Company to it, and equity of the Company to be purchased or received have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Payee’s representations as expressed herein. It has substantial experience in evaluating and investing in securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. It must bear the economic risk of this investment indefinitely unless the shares to be issued to it pursuant to the Warrants to be issued by the Company to it and its conversion rights under the Note to be sold by the Company to it are registered pursuant to the Securities Act of 1933, as amended, or an exemption from registration is available.

     7. Transfer.

          (a) Transfer of this Note shall be subject to prior delivery by the proposed transferee to the Company of an opinion of counsel that such transfer is in compliance with all federal and all applicable securities laws. In order to transfer this Note, the Holder, or its duly authorized attorney, shall surrender this Note at the office of the Company, accompanied by an assignment duly executed by the Holder hereof.

          (b) This Note is, and each certificate representing Conversion Shares and Warrant shall be, stamped or otherwise imprinted with a legend substantially in the following form:

               “The securities represented hereby have not been registered under the Securities Act of 1933, as amended or applicable state securities laws and may not be reoffered, sold, transferred, pledged, or otherwise disposed of except pursuant to (1) registration under such act or laws or (2) an opinion of counsel for the Company or other counsel reasonably acceptable to the Company to the effect that such registration is not required.”

     8. Loss or Mutilation of Note. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, together with an indemnity reasonably satisfactory to the Company, in the case of loss, theft, or destruction, or the surrender and cancellation of this Note, in the case of mutilation, the Company shall execute and deliver to the Payee(s) a new Note of like tenor and denomination as this Note.

     9. Holder not Shareholder. This Note does not confer upon the Payee(s) any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the conversion hereof.

     10.  Waivers.  The failure of Payee(s) to enforce at any time of the provisions of this Note shall not, absent an express written waiver signed by Payee(s) specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Note or any part hereof or the right of Holder thereafter to enforce each and every such provision. No waiver of any breach of this Note shall be held to be a waiver of any other or subsequent breach.

     11.  Taxes.  The Company agrees that it will pay, when due and payable, any and all stamp, original issue or similar taxes which may be payable in respect of the issue of this Note and/or any Conversion Shares or certificates therefor. The Company shall not, however, be required to pay any stamp, original issue or similar tax which may be payable in respect of any transfer involved in the transfer and delivery of stock certificates to a person other than of the Payee.

     12.  Notices.  All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

If to Payee(s) to: SEE SCHEDULE A

if to the Company to:
Avalon Pharmaceuticals, Inc.
20358 Senaca Meadows Parkway
Germantown, MD 20876

Attention: Gary Lessing, CFO
Telephone: 301.556.9900
Fax: 301.556.9910

with a copy to:

Mark I Gruhin, Esq.
Schmeltzer, Aptaker & Shepard, P.C.
The Watergate
2600 Virginia Avenue, N.W.
Suite 1000
Washington, D.C. 20037
Telephone: 202-333-8800
Fax: 202-342-3434

     Any party may change the above specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient’s location) or on the day shown on the return receipt (if delivered by mail or delivery service).

     13.  Headings.  The titles and headings to the Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this

Note. This Note shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Note to be drafted.

     14. Applicable Law and Jurisdiction. The legality, validity, enforceability and interpretation of this Note and the relationship of the parties hereunder shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws. Any claim, cause of action, suit or demand allegedly arising out of or related to this Note, or the relationship of the parties, shall be brought exclusively in the state or federal courts located in Greenbelt, Maryland, and the parties irrevocably consent to the exclusive jurisdiction and venue of such courts and waive any objections they may have at any time to such exclusive jurisdiction and venue. The Company promises to pay all costs of collection, including reasonable attorney fees, upon default in the payment of the principal of this Note or interest hereon when due, whether at maturity, as herein provided, or by reason of acceleration of maturity under the terms hereof, whether suit be brought or not.

     15. Subordination. The Company covenants and agrees, and the Payees, by their acceptance of this Note, hereby covenant and agree as follows:

(a)	The indebtedness evidenced by this Note, as it may be amended, modified, extended, renewed or substituted from time to time, and all obligations of the Company to pay the principal of and interest on this Note, and all other amounts and liabilities under this Note, whether such indebtedness, obligations and liabilities are now existing or hereafter arising (collectively, the “Subordinated Obligations”) are hereby expressly subordinated to and in favor of the indefeasible and full payment in cash of all of the Senior Indebtedness, as hereinafter defined, to the extent and in the manner hereinafter set forth.

(b)	As used herein, the term Senior Indebtedness shall mean indebtedness, liabilities and obligations of the Company to Manufacturers and Traders Trust Company (“Bank”) of every kind and nature whatsoever, whether now existing or hereafter arising or created any time, including without limitation, all indebtedness, liabilities and obligations of the Company to the Bank which are direct, indirect, contingent, primary, secondary, alone, jointly with others, due, to become due, unsecured, secured, or future advances and including, without limitation, all liabilities, indebtedness and obligations of the Company to the Bank

(c)	Until the Senior Indebtedness has been fully and indefeasibly paid in cash, the Payees shall not, without prior written consent of the Bank, ask for, demand, accelerate, declare a default under, sue for, set off, accept or receive any payment of all or any part of the Subordinated Obligations except that the Payee may receive securities that are subordinate to the Senior Indebtedness to at least the same extent as this Note.

(d)	The Payees and the Company agree, represent and warrant that the Subordinated Obligations are not secured in any way, directly or indirectly, including, without limitation, by security agreement, pledge agreement, guaranty agreement, mortgage, deed of trust, or any other document, lien, encumbrance or otherwise.

(e)	In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Company or the proceeds thereof to creditors of the Company or to any indebtedness, liabilities and obligations of the Company, by reason of the liquidation, dissolution or other winding up of the Company or the Company’s business, or in the event of any sale, receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors, or any proceeding by or against the Company for any relief under any bankruptcy or insolvency law, then any payment or distributions of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to all or any part of the Subordinated Obligations shall be paid or delivered directly to the Bank for application to the Senior Indebtedness (whether due or not due and in such order and manner as the Bank may elect; and including, without limitation, any interest accruing subsequent to the commencement of any such event or proceeding) until the Senior Indebtedness shall have been fully paid and satisfied. The Payees hereby irrevocably authorize and empower the Bank, and irrevocably appoints the Bank the Attorneys-in fact for the Payees to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to file claims and take such other proceedings in the name of the Bank or in the names of the Payees or otherwise, as the Bank may deem necessary or advisable to carry out the provisions hereof.

(f)	The Company and the Payees agree that the Bank is a third-party beneficiary of the subordination provisions of this Note and shall be entitled to enforce such provisions by proceedings at law or in equity or otherwise. If any of the Senior Indebtedness should be transferred or assigned by the Bank, the provisions of this Note will inure to the benefit of the transferee and assignee to the extent of such transfer or assignment, provided that the Bank shall continue to have the unimpaired right to enforce the provisions of this Note as to any of the Senior Indebtedness not so transferred or assigned. The subordinate provisions of this Note shall be binding upon the Payees and the Company and their respective successors and assigns. None of the subordinate provisions of this Note may be waived, modified or amended without the prior written consent of the Bank, or if any of the Senior Indebtedness has then been transferred or assigned, by the then holders or obliges of all of the Senior Indebtedness.

(g)	The Company shall provide written notice to the Payees as to any additional Senior Indebtedness incurred by or agreed to by the Company after the date hereof and during such time that any amounts are outstanding under this Note.

     IN WITNESS WHEREOF, Avalon Pharmaceuticals, Inc. has caused this Unsecured Convertible Promissory Note to be signed in its name by the signature of its duly authorized representative.

Avalon Pharmaceuticals, Inc.

/s/ Dr. Kenneth Carter

By: Dr. Kenneth Carter
Its: Chief Executive Officer

     IN WITNESS WHEREOF, Avalon Pharmaceuticals, Inc. has caused this Unsecured Convertible Promissory Note to be signed in its name by the signature of its duly authorized representative.

Avalon Pharmaceuticals, Inc.

/s/ Kenneth C. Carter,

By: Kenneth C. Carter, Ph.D.
Its: President and CEO

AVALON PHARMACEUTICALS, INC.

SCHEDULE A TO UNSECURED CONVERTIBLE PROMISSORY NOTE
LIST OF PAYEES

AIG Horizon Partners Fund, LP AIG Global Investment Group Richard Drake, VP 599 Lexington Avenue, 25th floor New York, NY 10022	120,430.00

AIG Horizon Side-by-Side Fund, LP AIG Global Investment Group Richard Drake, VP 599 Lexington Avenue, 25th floor New York, NY 10022	97,270.00

AIG Private Equity Portfolio, LP AIG Global Investment Group Richard Drake, VP 599 Lexington Avenue, 25* floor New York, NY 10022	46,319.00

Commerce & Industry Insurance Company AIG Global Investment Group Richard Drake, VP 599 Lexington Avenue, 25th floor New York, NY 10022	199,173.00

Bradley G. Lorimier 7807 Foxgate Court Bethesda, MD 20817	4,668.00

EuclidSR Biotechnology Partners, L.P. Euclid SR Partners Raymond Whitaker General Partner 45 Rockefeller Plaza, Ste 3240 New York, NY 10111	264,681.00

EuclidSR Partners, L.P. Euclid SR Partners Raymond Whitaker General Partner 45 Rockefeller Plaza, Ste 3240 New York, NY 10111	264,681.00

Forward Ventures IV, B, L.P. Forward Ventures Ivor Royston, Managing Member 9393 Towne Centre Drive, Ste 200 San Diego, C A 92121	39,537.00

Forward Ventures IV, L.P. Forward Ventures Ivor Royston, Managing Member 9393 Towne Centre Drive, Ste 200 San Diego, CA 92121	466,381.00

GIMV NV GIMV Patrick Van Beneden Vice President, Life Sciences Karel Oomsstraat 37 B-2108 Antwerpen Belgium, Germany	694,181.00

Adviesbeheer GIMV Life Sciences NV GIMV Patrick Van Beneden Vice President, Life Sciences Karel Oomsstraat 37 B-2108 Antwerpen Belgium, Germany	122,502.00

GeneChemTherapeutics Venture Fund GeneChem Management, Inc. Martial Lacroix, Ph.D., Vice President 1001 de Maisonneuve Quest, Suite 920 Montreal, Quebec Canada H3A 3C8	264,681.00

H&Q Healthcare Investors H&Q Capital Management, Inc. Daniel Omstead 30 Rowes Wharf, Ste 430 Boston, MA 02110-3328	198,511.00

H&Q Life Sciences Investors H&Q Capital Management, Inc. Daniel Omstead 30 Rowes Wharf, Ste 430 Boston, MA 02110-3328	132,340,00

Jonathan Cool 521 Nails Dairy Court Great Falls, VA 22066	6,419.00

State of Maryland Department of Business & Economic Development Investment Financing Group 217 East Redwood Street, 11th floor Baltimore, MD 21202	45,720.00

Mulligan BioCapital AG Mulligan BioCapital AG Jens Klein, Principal Stubbenhuk 7 20359 Hamburg GERMANY	15,053.00

OrbiMed Associates L.L.C. Orbimed Advisors Michael Sheffery 767 Third Avenue, 6th floor New York, NY 10017	2,779.00

PW Juniper Crossover Fund LLC Orbimed Advisors Michael Sheffery 767 Third Avenue, 6th floor New York, NY 10017	62,730.00

Caduceus Private Investments, L.P. Orbimed Advisors Michael Sheffery 767 Third Avenue, 6th floor New York, NY 10017	133,002.00

Novartis BioVenture Fund Dr. Peter Bissinger Novartis Services, Inc 10675 John Jay Hopkins Drive San Diego, CA 92121-1125	26,468.00

Oxford Bioscience Partners (Adjunct) III Oxford Bioscience Partners Alan G. Walton, Ph.D. 315 Post Road West Westport, CT 06880	58,182.25

Oxford Bioscience Partners (Bermuda) III Oxford Bioscience Partners Alan G. Walton, Ph.D. 315 Post Road West Westport, CT 06880	77,324.89

Oxford Bioscience Partners III Oxford Bioscience Partners Alan G. Walton, Ph.D. 315 Post Road West Westport, CT 06880	542,548.75

mRNA Fund Oxford Bioscience Partners Alan G. Walton, Ph.D. 315 Post Road West Westport, CT 06880	6,441.12

Paul Millman Revocable Trust Millman, Paul Chroma Technology Group P.O. Box 489 10 Imtec Lane Rockingham, VT 05101	8,403.00

Sofinov Société Financière D’Innovation CDP Capital-Technology Ventures (Sofinov) c/o Annette Bianchi VantagePoint Venture Partners 1001 Bayhill Drive, Ste 300 San Bruno, CA 94066	529,362.00

Susan Bierman Gruhin & Mark I. Gruhin, JT. TEN. Gruhin, Mark Schmeltzer, Aptaker & Shepard The Watergate 2600 Virginia Ave., N.W. Ste 1000 Washington, DC 20037-1905	5,836.00

Royal Bank of Canada RBC Capital Partners Robert Bechard, Partner 1 Place Ville-Marie 9th Floor, South Wing Montreal, Quebec H3C 3A9 CANADA	50,488.00

2001 RBCP Canadian GP Limited RBC Capital Partners Robert Bechard, Partner 1 Place Ville-Marie 9th Floor, South Wing Montreal, Quebec H3C 3A9 CANADA	280,363.00

$4,766,475.01